Execution Version

SECOND AMENDMENT
TO EXCHANGE AGREEMENT
(New Madrid)
THIS AMENDMENT (this “Amendment”) is dated as of February 26, 2016, but effective as of 11:59 p.m. on February 29, 2016 (the “Effective Date”), and made by and among Clean Coal Solutions, LLC, a Colorado limited liability company (“CCS”), AEC-NM, LLC, a Colorado limited liability company (“Lessor”), and GS RC Investments LLC, a Delaware limited liability company (“Lessee”). CCS, Lessor and Lessee may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, the Parties have previously entered into that certain Exchange Agreement, dated as of November 21, 2011 (as amended, the “Exchange Agreement”);
WHEREAS, pursuant to the Exchange Agreement, Lessor and Lessee entered into an Equipment Lease dated as of November 21, 2011 (as amended as of December 21, 2012, the “Exchange Lease”);
WHEREAS,    Lessor and Lessee subsequently entered into that certain Amended and Restated Equipment Lease dated as of March 8, 2013 (as amended, the “First A&R Equipment Lease”), which amended and restated the Exchange Lease;
WHEREAS, contemporaneously herewith, Lessor and Lessee are entering into that certain Second Amended and Restated Equipment Lease (the “Second A&R Equipment Lease”), thereby amending and restating the terms of that certain First A&R Equipment Lease; and
WHEREAS, the Parties desire to amend the Exchange Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals, the promises and agreements set forth in this Amendment, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meanings ascribed to such terms in the Exchange Agreement.
ARTICLE II
AMENDMENTS TO EXCHANGE AGREEMENT
Section 2.1    Amendments to Definitions.

a.	The following definitions shall be added to Section 1.1 of the Exchange Agreement:

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“First A&R Lease Term” has the meaning set forth in the Second A&R Equipment Lease.
“Renewal Term” has the meaning set forth in the Second A&R Equipment Lease.
“Second A&R Equipment Lease” means the Second Amended and Restated Equipment Lease, dated as of February 26, 2016, but effective as of 11:59 p.m. on February 29, 2016, by and between Lessor and Lessee.
“Second A&R Lease Term” has the meaning set forth in the Second A&R Equipment Lease.
“Term” has the meaning set forth in the New Equipment Lease, the A&R Equipment Lease or the Second A&R Equipment Lease, as the context requires.
Section 2.2    Amendment to Section 4.1(a). Section 4.1(a) of the Exchange Agreement shall be deleted in its entirety and replaced as follows:
The Parties agree that for federal income Tax purposes, (i) the transactions described in the Existing Lease shall be considered as a taxable installment sale of the Existing Facility, and (ii) the transactions described in this Agreement and in the New Equipment Lease shall be treated as a like-kind exchange under Section 1031 of the Code of the facility leased pursuant to the Existing Lease for the New Facility. Each Party agrees to report the transaction consistently with such characterization. Lessee will provide Lessor with an allocation of the payments under the Initial Term of the New Equipment Lease between interest and principal components within 90 days after the Closing Date. Lessee will provide Lessor with an allocation of the payments under the First A&R Lease Term between interest and principal components within 120 Days after the commencement of the First A&R Lease Term. Lessee will provide Lessor with an allocation of the payments under Second A&R Lease Term between interest and principal components within 120 Days after the after the commencement of the Second A&R Lease Term. Lessee will provide Lessor with an allocation of the payments due under each Renewal Term of the Second A&R Equipment Lease between interest and principal components within 90 days of the start of each Renewal Term. Lessor shall provide any objections to Lessee within 30 days after the receipt thereof. If Lessor raises objections, the Parties will apply the procedures set forth in Section 4.1(b) to resolve such objections.
Section 2.3    Amendment to Section 7.1(c)(ii). Section 7.1(c)(ii) of the Exchange Agreement shall be deleted in its entirety and replaced as follows:
Except as otherwise provided in Section 7.1(c)(iv), the CCS Parties shall not have any liability for Lessee Indemnified Costs for breaches of the representations and warranties in Sections 3.1(a), (b), (c), (e), (g), (j), (n) and (o) to the extent the aggregate amount of such Losses exceeds the sum of * plus the Rent Payments (as such term is defined in the Second A&R Equipment Lease) and any other rent payments made by Lessee to Lessor under the New Equipment Lease, the A&R Equipment Lease or the Second A&R Equipment Lease during the Term as of the relevant time of determination (the “CCS First Cap Amount”).

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Section 2.4    Amendment to Section 9.7.

a.	The addresses set forth in Section 9.7 of the Exchange Agreement immediately following “If to the CCS Parties, to:” shall be deleted in their entirety and replaced with the following addresses:
Clean Coal Solutions, LLC
One Denver Tech Center
5251 DTC Parkway, Suite 825
Greenwood Village, CO  80111
Attention: General Counsel
Fax: (866) 433-1341
Email: ccsnotice@cleancoalsolutions.com

With a copy (which shall not constitute notice) to:

Crowley Fleck PLLP
P.O. Box 10969
Bozeman, MT 59719
Attention: Nate Good
Fax: (406) 556-1433
Email: ngood@crowleyfleck.com

ARTICLE III
GENERAL PROVISIONS
Section 3.1    Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the Effective Date. Except as specifically provided for in this Amendment, the terms of the Exchange Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Exchange Agreement with respect to period of time from and after the effective date hereof, the terms of this Amendment shall prevail and govern.
Section 3.2    Amendment; Entire Agreement. The Exchange Agreement, as amended by this Amendment, contains the entire agreement among the Parties with respect to the subject matter hereof. There are no oral agreements among the Parties with respect to the subject matter hereof.
Section 3.3    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law principles of such state. Any dispute arising under this Amendment shall be governed in accordance with Section 9.11 of the Exchange Agreement.
Section 3.4    Counterparts. This Amendment may be executed in any number of counterparts (including facsimile or portable document format (PDF) counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall

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constitute a single instrument. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the Effective Date.

CLEAN COAL SOLUTIONS, LLC

By: /s/ George A. McClellan
Name: George A. McClellan
Title: Chief Executive Officer

AEC-NM, LLC

By: Clean Coal Solutions, LLC,
its manager

By: /s/ George A. McClellan
Name: George A. McClellan
Title: Chief Executive Officer

GS RC INVESTMENTS LLC

By: GSFS Investments I Corp.,
its sole member

By: /s/ Charles A. Cognata
Name: Charles A. Cognata
Title: Authorized Signatory

Signature Page to Second Amendment to Exchange Agreement (New Madrid)